SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 23, 2008
GRUBB & ELLIS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
formation)
1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment to Employment Agreement
On December 23, 2008, Grubb & Ellis Company (the “Company”) and Richard W. Pehlke entered into an Amendment (the “Amendment”) to Mr. Pehlke’s Employment Agreement with the Company dated February 9, 2007 (the “Original Agreement”). The Amendment amends certain terms and provisions of the Original Agreement relating to a Change of Control (as defined in the Original Agreement) of the Company. The Amendment, among other things, revises the definition of “Current Investor” and provides that in the event Mr. Pehlke is terminated by the Company upon or in connection with a Change of Control, he will be entitled to receive (i) all monies due to him which right to payment or reimbursement accrued prior to such discharge, (ii) two (2) times his base salary payable in accordance with the Company’s customary payroll practices over a twelve (12) month period, subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, (iii) an amount equal to one (1) time his target annual cash bonus for the year during which the termination event took place, payable in cash, on the next immediately following dates when similar annual cash bonus compensation is paid to other executive officers of the Company (but in no event later than March 15th of the calendar year following the calendar year to which such bonus payment relates), and (iv) all unvested options and restricted shares shall automatically vest. The Amendment also provides that the Company’s payment of any amounts upon the termination of Mr. Pehlke’s employment is subject to Mr. Pehlke executing and delivering to the Company at the time of such termination a general release of claims in a form acceptable to the Company.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Mr. Pehlke is a party to an employment agreement with the Company, as described in Item 5.02 of the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on February 15, 2007.
Change of Control Agreements
On December 23, 2008, the Company entered into separate agreements with two of its senior executives, Dylan Taylor and Jacob Van Berkel, which contain provisions that will be triggered in the event of a change of control of the Company (the “Change of Control Agreements”). Under their respective Change of Control Agreements, in the event that Mr. Taylor or Mr. Van Berkel are terminated by the Company upon or in connection with a Change of Control, Mr. Taylor or Mr. Van Berkel, as applicable, will be entitled to receive (i) all monies due to him which right to payment or reimbursement accrued prior to such discharge, (ii) two (2) times his base salary payable in accordance with the Company’s customary payroll practices over a twelve (12) month period, subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and (iii) an amount equal to one (1) time his target annual cash bonus for the year during which the termination event took place, payable in cash, on the next immediately following date when similar annual cash bonus compensation is paid to other executive officers of the Company (but in no event later than March 15th of the calendar year following the calendar year to which such bonus payment relates), and (iv) all unvested restricted shares shall automatically vest. The Change of Control Agreements also provide that the Company’s payment of any amounts upon the termination of Mr. Taylor’s or Mr. Van Berkel’s employment, as applicable, is subject to them executing and delivering to the Company at the time of such termination a general release of claims in a form acceptable to the Company.
The foregoing description of the Change of Control Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Change of Control Agreements, which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	The following are filed as Exhibits to this Current Report on Form 8-K:
10.1	Amendment dated December 23, 2008 to the Employment Agreement between Richard W. Pehlke and the Company.

10.2	Change of Control Agreement dated December 23, 2008 by and between Dylan Taylor and the Company.

10.3	Change of Control Agreement dated December 23, 2008 by and between Jacob Van Berkel and the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer and Executive Vice President

Dated: December 24, 2008

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment dated December 23, 2008 to the Employment Agreement between Richard W. Pehlke and the Company.

10.2	Change of Control Agreement dated December 23, 2008 by and between Dylan Taylor and the Company.

10.3	Change of Control Agreement dated December 23, 2008 by and between Jacob Van Berkel and the Company.